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                      WOLVERINE TUBE, INC. AND SUBSIDIARIES
                     EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

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                                               State or Other Jurisdiction of
                  Name                                Incorporation
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
Small Tube Manufacturing, LLC                          Delaware
Tube Forming, LP                                       Delaware
Wolverine Europe (EURL)                                France
Wolverine Europe Holdings, B.V.                        The Netherlands
Wolverine Finance Company, LLC                         Tennessee
Wolverine Joining Technologies, LLC                    Delaware
Wolverine Joining Technologies Canada, Inc.            Canada
Wolverine Tube Europe B.V.                             The Netherlands
Wolverine Tube, B.V.                                   The Netherlands
Wolverine Tube (Canada) Inc.                           Canada
Wolverine Tube (Shanghai) Co. Ltd.                     China
Wolverine Tubagem Portugal, LDA                        Portugal
TF Investor, Inc.                                      Delaware
Tube Forming Holdings, Inc.                            Delaware
WT Holding Company, Inc.                               Delaware
3072996 Nova Scotia Company                            Nova Scotia
3072452 Nova Scotia Company                            Nova Scotia
3072453 Nova Scotia Company                            Nova Scotia
Wolverine Tube Canada Limited Partnership              New Brunswick
Wolverine China Investments, LLC                       Delaware
WLVN de Latinoamerica, S. de R.L. de C.V.              Mexico
WLV Mexico, S. de R.L. de C.V.                         Mexico
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